UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 3, 2025

GlobalTech Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-56482	82-3926338
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3550 Barron Way Suite 13a, Reno, NV	89511
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 775-624-4817

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

b) Resignation of Director

On September 3, 2025, Mehmet Ulema, a then member of the Board of Directors of GlobalTech Corporation (the “Company”, “we” and “us”), provided the Board of Directors notice of his resignation as a member of the Board of Directors, effective immediately. Mr. Ulema’s resignation was not a result of any disagreement with the Company.

c) Appointment of President

On September 22, 2025, the Board of Directors of the Company, appointed Frank R. Parrish, III, as the President of the Company (the “Appointment”), which Appointment was effective the same day. In connection with the Appointment, the then current President of the Company, Dana Green, stepped down as President, but remains as the Chief Executive Officer (Principal Executive Officer) and Director of the Company.

Mr. Parrish is not party to any material plan, contract or arrangement (whether or not written) with the Company, except for the Consulting Agreement, discussed below, and there are no arrangements or understandings between Mr. Parrish and any other person pursuant to which Mr. Parrish was selected to serve as a director or officer of the Company, nor is Mr. Parrish a participant in any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K. There are no family relationships between any director or executive officer of the Company, including Mr. Parrish.

Biographical information for Mr. Parrish is provided below:

Frank R. Parrish, III, CPA, CIA, CCSA, CFE, CGMA and CVA, age 52:

Mr. Parrish possesses more than 25 years of progressive experience in assurance and advisory roles in client service, entrepreneurial, corporate, and global environments, having worked closely with U.S. and international companies as they list on U.S. public markets, as well as other transactions. Mr. Parrish currently serves as an Audit Partner with RBSM LLP, an auditing firm serving various public and private clients, a role he has held since January 2024. From September 2019 to January 2024, Mr. Parrish served as an Audit and Administrative Partner with TPS Thayer, LLC, an auditing firm. Prior to that, from January 2019 to September 2019, Mr. Parrish served as Audit Partner and Director of Audit Service with Thayer O’Neal Company LLC (which was reorganized as TPS Thayer). Mr. Parrish has also held accounting roles with various other entities including The Siegfried Group, LLP and Atwood Oceanics, Inc. He also previously served as an Inspections Specialist and Global Inspections Team member of the Public Companies Accounting Oversight Board (PCAOB), as a Senior Manager at Ernst & Young, LLP, and as an Audit Senior at KPMG LLP. He is a Certified Public Accountant and Certified Internal Auditor and holds a Bachelor of Business Administration in accounting from the University of Texas at San Antonio and a Bachelor of Science degree in logistics from Wayland Baptist University.

Consulting Agreement

In connection with Mr. Parrish’s planned appointment as President of the Company, the Company entered into a Consulting Agreement between the Company and FPIS Consulting LLC (“FPIS”), an entity that is owned and controlled 50% by each of Mr. Parrish and Mr. Iqbal Safdar, a consultant to the Company (the “Consulting Agreement”), dated September 1, 2025. Pursuant to the Consulting Agreement, the Company agreed to engage FPIS to provide the services of Mr. Parrish to the Company.

The Consulting Agreement has an initial term of one year, but renews automatically thereafter for additional one year terms unless either party provides the other notice of non-renewal at least 30 days prior to such renewal date. The Consulting Agreement also requires the Company to recommend to its stockholders that Mr. Parrish be appointed as a member of the Board of Directors of the Company, provided that Mr. Parrish currently only serves as an executive of the Company.

In consideration for services rendered under the Consulting Agreement, the Company agreed to pay FPIS $16,667 per month. Additionally, the Board of Directors, may grant FPIS or Mr. Parrish bonuses from time to time in its discretion, in cash or equity and/or increase the compensation payable to FPIS.

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The agreement terminates automatically upon the death of Mr. Parrish; at the option of the Company, in the event of the disability of Mr. Parrish (as discussed in greater detail in the Consulting Agreement); at the option of the Company with thirty days’ notice for Cause (as defined below); at the option of the Company with 30 days’ notice, without Cause; by Mr. Parrish or FPIS for Good Reason with 60 days prior written notice; or at the end of the then term. If the Consulting Agreement is terminated, FPIS is due within 30 days of such termination, all accrued compensation and reimbursement for past expenses, and if the Consulting Agreement terminates due to Mr. Parrish’s death or disability, FPIS is also to receive an acceleration in full of all time-based equity awards.

“Cause” under the Consulting Agreement includes: Mr. Parrish’s failure or refusal to follow lawful directors of the Company after 30 days written notice; his willful misconduct, gross negligence, or act of material dishonesty; his indictment for, or a plea of guilty or no contest to, any felony or other criminal offence involving serious moral turpitude; his violation of any material written policies of the Company or its affiliates of which he has received written notice and which violation is, in each case, if curable, not cured within 30 days of written notice from the Company; his breach of any non-solicitation or non-competition obligations to the Company or its affiliates; or his willful, grossly negligent, or reckless breach of any confidentiality obligations to the Company or its affiliates; or his material breach of any of the provisions of the Consulting Agreement or any other agreement between the Company and its affiliates on the one hand and Mr. Parrish on the other hand, which (if curable) is not cured within 30 days of written notice. “Good Reason” includes: a major reduction in Mr. Parrish’s title, authority, duties, responsibility or pay; a required relocation of more than 50 miles; or a material breach of the Consulting Agreement, following in each case, the Company’s failure to cure such issue within 60 days of written notice from Mr. Parrish, which must be provided within 30 days of the occurrence of the applicable event.

The Consulting Agreement includes customary confidentiality obligations and assignment of inventions requirements of Mr. Parrish.

The foregoing summary of the Consulting Agreement is a summary only and is qualified in its entirety by reference to the Consulting Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated into this Item 5.02 by reference in its entirety.

Item 7.01. Regulation FD Disclosure.

On September 25, 2025, the Company published a press release announcing among other things, the appointment of Mr. Parrish as President. A copy of the press release is included herewith as Exhibit 99.1 and the information in the press release is incorporated by reference into this Item 7.01.

The information responsive to Item 7.01 of this Form 8-K and Exhibit 99.1 attached, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
10.1*	Consulting Agreement dated September 1, 2025, by and between GlobalTech Corporation and FPIS Consulting LLC
99.1**	Press Release dated September 25, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed herewith.

** Furnished herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GlobalTech Corporation

/s/ Dana Green
Dana Green Chief Executive Officer

Date: September 25, 2025

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